UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 16, 2017

Date of Report (Date of earliest event reported)

Excel Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-173702	27-3955524
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6363 North State Highway 161, Suite 310

Irving, Texas 75038

(Address of principal executive offices) (Zip Code)

(972) 476-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

EXPLANATORY NOTE

On May 23, 2017, Excel Corporation (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission to report the removal of Karl Power as a member of the Company’s Board of Directors pursuant to an action taken (the “Prior Action”) by written consent of the majority of the voting interests of the Company’s common stock (the “Initial Form 8-K”). This Current Report on Form 8-K/A is being filed to clarify that the Initial Form 8-K was erroneously filed and the transactions reported thereunder did not occur.

Item 8.01.	Other Events.

The Initial Form 8-K erroneously stated that the Prior Action was effected via a written consent (the “Consent”) of the majority of the voting interests of the Company’s common stock. Such consent was actually signed by holders of the Company’s common and preferred stock. Holders of the Company’s preferred stock were prohibited from taking the Prior Action under an existing stockholder agreement. Deducting the votes of the holders of the preferred stock from the holders executing the Consent, the Prior Action did not receive a vote of holders constituting a majority of the Company’s voting common stock. As a result, (i) the Prior Action was not duly effected under the Company’s bylaws and (ii) the filing of the Initial Form 8-K was erroneous.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCEL CORPORATION

Date: June 22, 2017	By:	/s/ Ruben Azrak
	Name:	Ruben Azrak
	Title:	Chairman of the Board

3